EXHIBIT 19.1

                   Fleetwood Credit Receivables Corp.
                  FLEETWOOD CREDIT 1997-A GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of December, 1997



Principal and Interest Collections

  Beginning Pool Balance                                (1) $   147,679,131.38

  Beginning Pool Factor [(1)/$ 183,011,151.56]          (2)          0.8069406

  Principal Collected                                   (3) $     2,152,112.81

  Interest Collected                                    (4) $     1,206,650.88

   Less: Accrued Interest Prior to Cut Off Date         (5)         787,673.01

   Less: Additional Purchased Accrued Interest          (5a)              0.00

   Plus:  Purchased Accrued Interest -
           End of Collection Period                     (6)         759,745.15

  Net decrease/(increase) in Purchased
  Accrued Interest [(5)+(5a)-(6)]                       (7) $        27,927.86

   Plus: "Non-Reimbursable Interest Payment"            (8)           7,057.22

            Total Interest Received
            [(4)-(5)-(5a)+(6)+(8)]                      (9) $     1,185,780.24

  Additional Deposits
      (i)   Repurchase Amounts                         (10)               0.00
      (ii)  Liquidation Proceeds                       (11)          89,966.75
      (iii) Yield Supplement Deposit Amount            (12)               0.00

  Total Additional Deposits  [(10)+(11)+(12)]          (13) $        89,966.75

  Total Available Funds [(3)+(9)+(13)]                 (14) $     3,427,859.80

  Defaulted Receivable Principal Balance [(A1)]        (15) $       138,270.83

  Ending Pool Balance [(1)-(3)-(15)]                   (16) $   145,388,747.74

  Ending Pool Factor [(16)/$ 183,011,151.56]           (17)          0.7944256

                        Fleetwood Credit Receivables Corp.
                       FLEETWOOD CREDIT 1997-A GRANTOR TRUST

                             Servicer's Certificate
                          For the Month of December, 1997

 Distributions:
                                             Class A       Class B                Total
Class Percentage                               96.5%          3.5%                 100%
Pool Factor (Ending Pool Balance)          0.7944256     0.7944256            0.7944256
Class Coupon                                   6.64%         6.83%

December Beginning Pool Balance [(1)]    $142,510,361.78  $5,168,769.60   $147,679,131.38

December Ending Pool Balance [(16)]      $140,300,141.57  $5,088,606.17   $145,388,747.74

Collected Principal [(3)]                  $2,076,788.86     $75,323.95     $2,152,112.81

Collected Interest [(9)]                   $1,144,277.93     $41,502.31     $1,185,780.24

Other Collected Interest  [(9a)]                   $0.00          $0.00             $0.00

Additional Deposits [(10)+(11)]               $86,817.91      $3,148.84        $89,966.75

Servicing Fee [(1.0%/12)x(1)]               ($118,758.63)    ($4,307.31)     ($123,065.94)
Total Available Funds                       $3,189,126.07    $115,667.79    $3,304,793.86


Payments to Certificateholders:

Principal Distributable Amount[(1)-(16)]    $2,210,220.21     $80,163.43    $2,290,383.64

Interest Distributable Amount                 $788,557.34     $29,418.91      $817,976.25
     [(1)x(coupon/12)]
  Total Payments to Certificateholders      $2,998,777.55    $109,582.34    $3,108,359.89

Reserve Fund payment                                $0.00          $0.00            $0.00

Amount due Class B but paid to
  Class A (subordination)                           $0.00

Class A Interest Carryover Shortfall                $0.00

Class A Principal Carryover Shortfall               $0.00

Class B Interest Carryover Shortfall                               $0.00

Class B Principal Carryover Shortfall                              $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller           $190,348.52      $6,085.45      $196,433.97

Memo:
   Principal Difference                       ($46,613.44)    ($1,690.64)     ($48,304.08)
   Interest Difference                         $236,961.96      $7,776.09     $244,738.05
   Total                                       $190,348.52      $6,085.45     $196,433.97


                   Fleetwood Credit Receivables Corp.
                  FLEETWOOD CREDIT 1997-A GRANTOR TRUST

                         Servicer's Certificate
                     For the Month of December, 1997

Determination of the Servicer Letter of Credit Amount

     Number of Contracts - End of Month                   (45)               N/A

     Original number of contracts                         (46)               N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                               (47)               N/A

     Original Servicer Letter of Credit Amount            (48)        $      N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                               (49)        $      N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                           (50)        $      N/A

     Servicer Letter of Credit Fee                        (51)        $      N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.90%
          Principal Outstanding                           (52)        $      N/A

          Number of receivables                           (53)               N/A

          Interest on the Receivables at their APR        (54)        $      N/A

          Interest due on the Receivables at the
              Pass-Through Rate                           (55)        $      N/A

          Yield Supplement Amount [(54)-(55)]             (56)        $      N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                  (A1)$    138,270.83
               Interest                                   (A2)       1,675.35
               Expense                                    (A3)         635.00

                       Total                              (A) $    140,581.18

          Less:   Liquidation Proceeds                    (B) $     89,966.75

     Realized Loss  [(A1)+(A2)-(B)]                       (C) $     49,979.43

     Cumulative Losses  (Including Expenses)              (D) $    252,106.85

     Cumulative Loss Percentage  [(D)/$183,011,151.56]                   0.14%
          (Less than 1.5% ?)

                          Fleetwood Credit Receivables Corp.
                        FLEETWOOD CREDIT 1997-A GRANTOR TRUST
                               Servicer's Certificate
                          For the Month of December, 1997

Reconciliation of Reserve Fund


    Beginning Reserve Fund Balance                        (57) $    3,691,978.28

        Plus:  Excess Amounts from Seller                (57a)        196,433.97
        Plus:  Investment Earnings                       (57b)         19,459.80
        Less:  Reserve Fund Payments                      (58)              0.00
                    Subtotal Reserve Fund                      $    3,907,872.05
        Plus:  Beginning Negative Carry Balance          (58a)              0.00
        Plus:   Negative Carry Investment Earnings       (58b)              0.00
        Less:  Payment from Negative Carry               (58c)              0.00

        Ending Negative Carry Balance                    (58d)              0.00

    Reserve Fund Prior to Payments to Seller              (59) $    3,907,872.05

    Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
         Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance              NA

    Required Amount                                       (60) $    3,660,223.00

    Amount of Excess Reserve released  [(59)-(60)]        (61) $      247,649.05
        (No Release to be made during Pre-funding period)


    Ending Reserve Fund Balance to be invested(including   (62) $   3,660,223.00
         Negative Carry Balance)


    Reserve Fund Balance as a Percent
            of the Ending Pool Balance                     (63)            2.52%

    Interest Income on Reserve Fund for December, 1997
          from First Chicago National Bank                 (64) $      19,459.80

    Interest Income on Negative Carry Balance for          (65) $           0.00
          December, 1997 from First Chicago National Bank

                            Fleetwood Credit Receivables Corp.
                          FLEETWOOD CREDIT 1997-A GRANTOR TRUST
                                  Servicer's Certificate
                              For the Month of December, 1997


Reconciliation of Net Payment to the Trustee

Available Funds                                                 $   3,427,859.80
   Servicing Fees                                                  ($123,065.94)
Total Available Funds                                           $   3,304,793.86

Total payments to Class A                                       $   2,998,777.55
Total payments to Class B                                       $     109,582.34

Reserve Fund:
    Excess from Seller [(57a)]                                  $     196,433.97
    Reserve Fund Payments [(58)]                                $           0.00
Gross payment to the Trustee                                    $   3,304,793.86

Amounts Held by Trustee:
    Less: Amount released from Reserve Fund
          in excess of $3,660,223 (Net of Reserve Fund payment) $     247,649.05

    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                       N/A

           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                     N/A
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                              N/A
           Total Other Collected Interest      (9a)                          N/A

Total Amount Held by Trustee                                     $    247,649.05

Net payment to the Trustee                                       $ 3,057,144.81


Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                    (70)                          N/A
        [Prior Month (74)]

    Less:  Amount applied to the purchase of
                 Subsequent Receivables        (71)                          N/A
    Plus:  Earnings on Pre-Funded Amount       (72)                          N/A
    Less:  Payment of Earnings                 (73)                          N/A

Ending Pre-Funding Amount                      (74)                          N/A

Account Activity
       Number of Accounts - Beginning of Month                             4,869
            Less:  Account Paid Off / Repurchased                             63

            Plus:  Accounts in Collateral Addition                             0

      Number of Accounts - End of Month                                    4,806

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                           7

      Aggregate Principal Balance Outstanding                        $271,707.03

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1997-A GRANTOR TRUST
                             Servicer's Certificate
                        For the Month of December, 1997

Delinquent Accounts
   Period of Delinquency        Units       Amount   Percent of Pool
   30 - 59 days                    14  $334,999.28             0.23%
   60 - 89 days                     0         0.00             0.00%
   90 days or more                  0         0.00             0.00%
        Total                      14  $334,999.28             0.23% (A)

   Repossession Inventory           7  $271,707.03            0.187% (B)

Delinquency Percentage
                                                            Quarter
                                  OCT      NOV      DEC      Total (Avg)
   90 days or more  (000)       $ 92.9    $ 0.0    $ 0.0     $ 31.0

   Repossession Inventory (000) $200.1    $224.7   $335.0    $253.3

   Total                        $293.0    $224.7   $335.0    $284.2(A)

   Ending Pool Balance (mils)   $150.7    $147.7   $145.4    $147.9(B)

   Delinquency Percentage (A)/(B)                            0.19%

Realized Loss Analysis
                                                            Quarter
                                  OCT      NOV      DEC      Total
Realized Losses/(Recoveries)(X)
 [(A1+(A2)-(B)]  (000)          $ 50.4    $ 24.1   $ 50.0    $124.5(Sum)

Beginning Pool Balance(mils)(Y) $156.0    $150.7   $147.7    $151.5(Avg)

Realized Loss Percentage
 (Less than 1.5%?)  [((X)/(Y))*4]                            0.33%

Realized Losses Since Inception                              $ 247,386.55
  (less than $2,745,168 ?)
Change in Realized Losses                                    $ 49,979.43

Proceeds from Insurance and Dealer Repurchases

   Proceeds received during the month from
        physical damage insurance                                 $0.00

   Proceeds received during the month from Dealer
        repurchase obligations relating to Defaulted Receivables  $0.00